SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
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OLD MUTUAL SELECT GROWTH FUND

The Special Meeting of Shareholders of the Old Mutual Select Growth Fund has been adjourned to March 5, 2009.  The principal purpose of the Meeting is to approve a plan of reorganization for the Old Mutual Select Growth Fund. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting and avoid further adjournments.

1-866-615-7269

Voting is
very important.

Please vote now to be sure your vote is
received in time for the March 5, 2009
Special Meeting of Shareholders.

VOTING IS EASY.
 Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm ET, Sat 10am – 6pm ET)

•	Log on to website listed on your proxy card and enter the control number printed on the proxy card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the proxy card and follow the touchtone prompts.

Voting takes only a few minutes.
PLEASE VOTE TODAY.

Distributed by Old Mutual Investment Partners
R-09-468 02/2009

OLD MUTUAL SELECT GROWTH FUND PROXY LITE MESSAGE

“Hello.

We're calling because you are a shareholder of the Old Mutual Select Growth Fund and we are requesting your vote on important proposals concerning the Fund.

You should have received, or will be receiving shortly, a proxy reminder in the mail concerning the Adjourned Special Meeting of Shareholders to be held on March 5, 2009.

We ask that you please vote as soon as possible.  When you vote promptly, it saves time, money, and energy by helping us avoid sending you the materials again or calling to request your vote.

To vote over the telephone, please call toll-free at 1-866-615-7269 and a proxy voting specialist will assist you with voting your shares.  Your vote is very important, no matter how many shares you own.

Please vote.  All of us at Old Mutual Select Growth Fund appreciate your prompt attention to this matter.

Thank you and goodbye.”